Exhibit 99.1

PR/IR INQUIRIES:

Charles Messman

Investor Relations

(949) 362-2306

IR@smithmicro.com

Smith Micro Founder and CEO Bill Smith to Invest $1.5 Million in Financing

Anticipated Proceeds of Two Concurrent Financings Total $2.65 Million

PITTSBURGH, PA November 5, 2025 – Smith Micro Software, Inc. (the “Company” or “Smith Micro”) (NASDAQ: SMSI) today announced that it has entered into definitive agreements with respect to two separate offerings; a registered offering with certain institutional and accredited investors, and an unregistered offering with the Company’s chief executive officer. Both offerings have been priced based on the market value of the offered securities as of the time of signing the purchase agreements. The aggregate gross proceeds of the two offerings are expected to be approximately $2.65 million, which includes a committed investment of $1.5 million from the Company’s chief executive officer.

Registered Offering

The Company and certain investors have entered into a definitive agreement for the issuance of an aggregate of 1,714,373 registered shares of the Company’s common stock (together with an accompanying unregistered warrant) at a price of $0.6708 per share (the “Registered Offering”). Each warrant will be exercisable for one share of common stock at an exercise price of $0.6708 per share. The warrants will become exercisable six months after they are issued and will expire five years thereafter.

The Registered Offering will result in gross proceeds to the Company of approximately $1,150,000 prior to offering expenses. The Registered Offering is expected to close on or about November 6, 2025, subject to customary closing conditions.

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Private Placement

In addition, the Company concurrently entered into a definitive purchase agreement for an investment in Company securities by the Company’s chief executive officer, to be completed pursuant to the private placement of 2,236,136 unregistered shares of the Company’s common stock (together with unregistered warrants to purchase an equal number of shares) at a purchase price of $0.6708 per share, which represents the market value of the securities as of the signing of the definitive purchase agreement for the transaction (the “Private Placement”). Each warrant issued as part of the Private Placement transaction will be exercisable for one share of common stock at an exercise price of $0.6708 per share, will become exercisable following receipt of stockholder approval of the same, and will expire five years thereafter.

The Private Placement transaction is expected to result in aggregate gross proceeds to the Company of approximately $1,500,000. The Private Placement transaction is expected to close on or about November 6, 2025, subject to customary closing conditions.

Smith Micro intends to use the net proceeds from both the Registered Offering and the Private Placement transaction for working capital and general corporate purposes.

Roth Capital Partners acted as the exclusive placement agent for the Registered Offering. Buchanan Ingersoll & Rooney PC served as legal counsel to the Company.

A shelf registration statement on Form S-3, File No. 333-287029, relating to the Registered Offering of the shares of common stock described above was filed with the Securities and Exchange Commission (“SEC”) and declared effective on May 16, 2025.  A prospectus supplement describing the terms of the Registered Offering and the accompanying base prospectus will be filed with the SEC and will be available for free on the SEC’s website located at http://www.sec.gov. The offering of the securities in the Registered Offering may be made only by means of a prospectus. Electronic copies of the prospectus supplement and the accompanying prospectus relating to the Registered Offering, when available, may be obtained by contacting: Smith Micro Software, Inc., 5800 Corporate Drive, Pittsburgh, PA 15237 Attn: Investor Relations, telephone: 412-837-5300, or by email at ir@smithmicro.com or by contacting Roth Capital Partners, LLC at 888 San Clemente Drive, Newport Beach CA 92660, by phone at (800) 678-9147.

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The common stock issued in the Private Placement transaction and the warrants for the Registered Offering and Private Placement transaction were offered and are being sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Accordingly, the privately placed shares, all warrants and underlying shares of common stock issuable upon exercise of the warrants issued in both the Registered Offering and Private Placement transaction may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws. The Company has agreed to file a registration statement with the SEC registering the resale of the shares of common stock issued in the Private Placement transaction, and the shares of common stock issuable upon exercise of the warrants issued in connection with the Registered Offering and the Private Placement transaction.

This press release is not an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Smith Micro Software, Inc.

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers around the world. From enabling Digital Family Lifestyle™ to providing powerful voice messaging capabilities, Smith Micro’s solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer IoT devices. For more information, visit www.smithmicro.com. Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc.

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Forward-Looking Statements

Certain statements in this release are forward-looking statements regarding future events or results within the meaning of the Private Securities Litigation Reform Act, including statements related to the Company’s market and other conditions; the ability of the Company to satisfy all conditions precedent to the closing of the offerings; the ability of the Company to satisfy its post-closing obligations in connection with the offerings; the anticipated use of proceeds from the offerings; and other statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “may,” “will” and other similar expressions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including risks and uncertainties related to completion of the offerings on the anticipated terms or at all, market conditions, risks that the closing of the offerings may not occur, the Company’s ability to comply with covenants and other restrictions under the definitive agreements for the offerings, the satisfaction of offering-related contractual post-closing obligations in connection with the offerings, and the anticipated use of proceeds from the offerings. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.